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                                                                  EXHIBIT 10.20

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                      LET'S TALK CELLULAR OF AMERICA, INC.

                                       AND

                           NORTH POINT CELLULAR, INC.

                                       AND

                                MICHAEL WEINSTOCK

                                       AND

                                   MARC GREENE



                                 AUGUST 31, 1996


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         THIS AGREEMENT, dated as of August 31, 1996, is entered into by and among Let's Talk Cellular of America, Inc., a Florida corporation having its principal offices at 5200 N.W. 77th Court, Miami, Florida 33166 (the "Buyer"), and North Point Cellular, Inc., a Georgia corporation having its principal offices at 990 Holcomb Bridge Road, Suite 2, Roswell, Georgia 30076 (the "Seller"), and Michael Weinstock and Marc Greene (each individually, a "Shareholder" and together, the "Shareholders"; and the Shareholders and the Seller are collectively, the "Selling Parties" and each individually, a "Selling Party").

                                    ARTICLE 1
                  PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES

         1.1 Purchase of Assets. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, assign and transfer to the Buyer, and the Buyer agrees to purchase and acquire from the Seller on the Closing Date, all of the assets of the Seller, except for the Excluded Assets (collectively, the "Purchased Assets"), including, without limitation, the assets of the Seller set forth on Schedule 1.1 hereto.

         1.2  Excluded Assets.  The assets of the Seller set forth on Schedule
1.2 hereto shall not be transferred to the Buyer and are excluded from this Agreement (collectively, the "Excluded Assets").

         1.3 Assumption of Liabilities. The Buyer agrees to assume and discharge only the liabilities and obligations of the Seller set forth on
Schedule 1.3 hereto (collectively, the "Assumed Liabilities").

         1.4 Excluded Liabilities. All other liabilities of the Seller (the "Excluded Liabilities"), including, without limitation, the liabilities set forth on Schedule 1.4 hereto, shall not be assumed by the Buyer and shall be paid by the Seller.

                                    ARTICLE 2
                                 CLOSING MATTERS

         2.1 Date and Time. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Weinstock & Scavo, P.C., at 10:00 a.m. on the date hereof (the "Closing Date").

         2.2 Closing. At the Closing, and on the basis of the representations, warranties, covenants and agreements made herein and in the schedules hereto and in the certificates and other instruments delivered pursuant hereto, and subject to the terms and conditions hereof:

              (a) Transfer of Purchased Assets. The Seller shall transfer, convey, sell, assign and deliver to the Buyer all of the Seller's right, title and interest in the Purchased Assets by delivering to the Buyer bills of sale, assignments, and documents of conveyance, each duly executed and acknowledged by the Seller, and such other good and sufficient instruments of


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transfer and conveyance as shall be effective to vest in the Buyer all of the
Seller's right, title and interest in the Purchased Assets.

              (b) Purchase Price. The Buyer shall pay to the Seller the purchase price (the "Purchase Price") for the Purchased Assets by paying to the Seller the sum of $250,000.00 in cash or other immediately available funds, as adjusted pursuant to Section 2.4.

         2.3 Deliveries at Closing. At the Closing, the following documents shall be delivered:

              (a)  Assignments.   The Seller shall execute and deliver to the
Buyer the following assignments:

                   (i) an assignment of the Airtouch Agreement (as hereinafter defined), in the form attached hereto as
                         Exhibit 2.3(a)(i) (the "Airtouch Assignment"),

                   (ii) an assignment of each Lease (as hereinafter defined), substantially in the form attached hereto as Exhibit 2.3(a)(ii),

                   (iii) an assignment of the Advertising Agreement (as
                         hereinafter defined), substantially in the form attached hereto as Exhibit 2.3(a)(iii); and

                   (iv) an assignment covering each Customer Activation Agreement (as hereinafter defined) in the form attached hereto as Exhibit 2.3(a)(iv).

              (b) Bill of Sale. The Seller shall execute and deliver to the Buyer a bill of sale in the form attached hereto as Exhibit 2.3(b) (the "Bill of Sale").

              (c)  [Intentionally Omitted]

              (d) Legal Opinion. Legal counsel for the Selling Parties shall deliver a legal opinion to the Buyer in substantially the form attached hereto as Exhibit 2.3(d).

              (e) Employee Records. The Seller shall deliver to the Buyer all personnel records in the Seller's possession.

              (f)  Secretary's Certificate.   The Seller shall execute and
deliver to the Buyer a Secretary's Certificate, in the form attached hereto as
Exhibit 2.3(f).

              (g)  Name Change by the Seller. The Seller shall deliver to
Buyer, prior to the earlier of (x) the date 30 days from the date hereof and (y) the date of the release of funds from escrow provided for in the Consulting Agreement, evidence that it has changed its corporate name to a name that is dissimilar to, and not a variation of, North Point Cellular, Inc.

              (h) Affidavit of Michael Weinstock. Michael Weinstock shall execute and deliver to the Buyer an affidavit, in the form attached hereto as
Exhibit 2.3(h).



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              (i)  Customer Activation Agreements.  The Seller shall deliver to the Buyer substantially all copies and originals of the Customer Activation Agreements.

              (j) Consulting Agreements. The Seller shall execute and deliver to the Buyer a consulting agreement in the form attached hereto as Exhibit 2.3(j) (the "Consulting Agreement").

              (k) Advertising Agreement. The Seller shall deliver to the Buyer a true and complete copy of the Advertising Agreement.

         2.4 Closing Date Adjustments to the Purchase Price. All payments of rent, utilities, real estate taxes and other similar obligations for the account of the Seller shall be prorated as of the Closing Date, and the Purchase Price shall be adjusted accordingly.

         2.5 Amounts owed under Airtouch Agreement. Without making any adjustment to the Purchase Price: (i) amounts due and payable to the Seller by Airtouch under the Airtouch Agreement as of the Closing Date shall be paid directly to the Seller by the Buyer upon receipt by the Buyer of such amounts from Airtouch; and (ii) amounts due and payable to Airtouch by the Seller under the Airtouch Agreement as of the Closing Date shall be offset from the amounts received by the Buyer from Airtouch which are due and payable to the Seller by Airtouch under the Airtouch Agreement as of the Closing Date described in clause
(i), provided that if such amounts due and payable to Airtouch by the Seller exceed the amounts due and payable to the Seller by Airtouch and received by the Buyer, then the Seller shall promptly reimburse the Buyer for such excess.

         2.6 Estoppel Letters . The Seller shall deliver to the Buyer as soon as practicable after Closing (i) an estoppel letter from each lessor pursuant to each of the Leases, substantially in the form attached hereto as Exhibit 2.6 (each individually, an "Estoppel Letter" and collectively, the "Estoppel Letters") and (ii) the written consent of 990 Holcomb Bridge Road Associates, the lessor pursuant to Section 8 of the lease agreement set forth in Section 5.8 with respect to the sublease set forth therein.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER.

         Each Selling Party hereby jointly and severally represents and warrants to the Buyer as follows as of the Closing Date:

         3.1 Due Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on its business as it is now being conducted, and to own, operate and lease its properties and assets. The Seller is duly qualified or licensed to transact business in good standing in every jurisdiction in which the conduct of its business or the ownership or lease of its properties requires it to be so qualified or licensed. The Seller has no subsidiaries.

         3.2 Due Authorization. Each Selling Party has full power and authority to enter into this Agreement and the agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement



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and all other agreements and transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of the Seller. This Agreement and all other agreements contemplated hereby to be entered into by any Selling Party each constitutes a legal, valid and binding obligation of such Selling Party, enforceable in accordance with its terms.

         3.3 No Violation. The execution, delivery and performance by the Selling Parties of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by such Selling Parties, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under, (c) result in the creation of any lien, security interest, encumbrance or charge upon the Seller's capital stock or assets (including, without limitation, the Purchased Assets) pursuant to, (d) give any third party the right to accelerate any obligations under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any third party or court or governmental instrumentality pursuant to, the charter or bylaws of the Seller, or, to the best knowledge of the each Selling Party, any applicable law, regulation, order, writ, statute, rule, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which any of the Selling Parties or any of their properties are subject. Each Selling Party has complied, in all material respects, with all applicable laws, regulations and orders in connection with the execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby.

         3.4 Airtouch Commission Reports. Attached as Exhibit 3.4 hereto are true and complete copies of the commission reports prepared by Airtouch for the 12 most recent monthly periods (the "Airtouch Commission Reports").

         3.5 Financial and Operating Information. The Seller has provided the Buyer with true and complete copies of each of the Seller's 12 most recent monthly statements for account number 8801317465 at Sun Trust [Atlanta, N.A.].

              (a) Leases. Each of the lease and license agreements (each individually, a "Lease" and collectively, the "Leases") to which the Seller is a party. Each Lease is set forth under item (b) in Schedule 1.1.

              (b) Customer Activation Agreements. Each customer activation agreement (collectively, the "Customer Activation Agreements") between the Seller and each customer of the Seller that is delivered to the Buyer pursuant to Section 2.3(i), which Customer Activation Agreements provide for, among other things, charge-backs to be paid to the Seller by each customer.

              (c) Advertising Agreements. That certain Advertising Agreement by and between the Seller and The Atlanta Journal Constitution (the "Advertising Agreement"),

         3.6 Assumed Liabilities. Except for the Assumed Liabilities, the Buyer shall not be subject to and shall not have assumed any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) of the Seller.



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         3.7  Title to Purchased Assets.  The Seller has good, valid and marketable title to all Purchased Assets, and none of such property is held by the Seller under any lease or conditional sales contract, or is subject to any security agreement, lien, encumbrance, charge, equity or claim. Upon delivery to the Buyer of the bills of sale, assignments and documents of conveyance referred to in Section 2.2(a), the Buyer shall receive good, valid and marketable title to all of the Purchased Assets free and clear of all liens, encumbrances, charges, equities and claims.

         3.8  Absence of Certain Change of Events.  Except as set forth on
Schedule 3.8 hereto, since June 30, 1996, (a) there has not been, to the best knowledge of each Selling Party, (i) any material adverse change in the business, operations, properties, assets, technology, condition (financial or otherwise) or liabilities of the Seller, in its employee, customer, supplier, distributor or franchise relations or relations with Airtouch or in the prospects of the Seller's business, or (ii) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition (financial or otherwise) of the Seller, its employee, customer, supplier, distributor or franchise relations or relations with Airtouch or the prospects of the Seller's business; and (b) the Seller has not (i) sold, transferred, leased, pledged or mortgaged or agreed to sell, transfer, lease, pledge, or mortgage any of its material assets, property or rights or canceled, waived or compromised or agreed to cancel, waive or compromise, any material debts, claims or rights, (ii) made or permitted any material amendment or early termination of any material contract, lease, agreement or license relating to the operation of its business, (iii) made any significant change in any method of accounting, or (iv) granted any general increase in the compensation of officers or employees (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment).

         3.9 Condition of Purchased Assets. To the best knowledge of each Selling Party, the Purchased Assets set forth under item (c) of Schedule 1.1 are in good operating condition and repair consistent with normal industry standards, except for ordinary wear and tear, and except for such assets which shall have been taken out of service on a temporary basis for repairs or replacement consistent with the Seller's prior practices and normal industry standards.

         3.10 Patents, Trademarks, Etc. Schedule 3.10 hereto contains a list of all of the material patents, trademarks, trade names, service marks and copyrights, and applications therefor, which are owned by or licensed to the Seller, or in which the Seller has any interest or which are presently being used in connection with the business, products or processes of the Seller's business, and any pending or current registration of any of the foregoing is set forth in Schedule 3.10 hereto. No Selling Party has been charged with infringement of, nor to the best knowledge of each Selling Party is any Selling Party threatened to be charged with infringement of, nor has any Selling Party infringed in any material respect, any unexpired patent, trademark, trademark registration, trade name, service mark, copyright, copyright registration or other proprietary right of any party in connection with the Seller's business.

         3.11 Litigation. Except as set forth on Schedule 3.11 hereto, there are no actions, suits or proceedings pending or, to the best of the knowledge of each Selling Party, threatened by or against any Selling Party, at law or in equity or before or by any governmental authority or instrumentality or before any arbitrator of any kind, (a) with respect to this Agreement or any of



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the other agreements or transactions contemplated hereby, or (b) with respect to the Purchased Assets, Assumed Liabilities or the Seller's business.

         3.12 Compliance with Law.   To the best knowledge of each Selling
Party, the Seller is and has been in material compliance with all applicable statutes, rules, regulations, ordinances, codes, orders, licenses, franchises, permits, authorizations and concessions, as such apply to the Seller's business, including, without limitation, any applicable building, zoning, antipollution, hazardous chemical, waste disposal, occupational safety, health or other law, ordinance or regulation in respect of any of the, offices, structures or operations of the Seller's business, and no Selling Party has received any notification alleging any violation of any of the foregoing.

         3.13 Consents and Approvals. To the best knowledge of each Selling Party, no notice to, consent, approval or authorization of, or declaration, filing or registration with, any federal, state or local governmental or regulatory authority, and no consent, approval or authorization of or notice to any other person or entity, is required to be made or obtained by or on behalf of any Selling Party in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         3.14 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon any Selling Party.

         3.15 Leases. All amounts due and payable thereunder by the Seller, including, without limitation, all rental, maintenance and marketing payments, have been made. To the best knowledge of each Selling Party, (i) each of the Leases is valid and enforceable and is in full force and effect, and, except as set forth on Schedule 3.15 hereto, there are no defaults, or events which constitute or would constitute (with notice or lapse of time or both) defaults, by the Seller or any subsidiary under any of such Leases or, to the knowledge of any Selling Party, by any other party thereto; (ii) the execution, delivery and performance by the Selling Parties of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not result in the termination of, or in any increase of any amounts payable under, any Lease; (iii) no Selling Party has received any notice that the landlord with respect to any Lease would refuse to renew such Lease upon expiration of the period thereof upon substantially the same terms; and
(iv) each Lease contains the entire agreement of the parties thereto with respect to the subject matter thereof.

         3.16 Airtouch Agreement.   To the best knowledge of each Selling Party,
that certain Sales Agent Agreement for Cellular Radiotelephone Service dated October 19, 1993 by and between Airtouch and the Seller, as amended by that certain Amendment to Sales Agent Agreement for Cellular Radiotelephone Service dated April 6, 1995 by and between Airtouch and the Seller, true and complete copies of which agreement and amendment are attached hereto as Exhibit 3.16 (the Sales Agent Agreement for Cellular Radiotelephone Service as so amended, the "Airtouch Agreement") is valid and enforceable. The Airtouch Agreement contains the entire agreement of the parties thereto with respect to the subject matter thereof.

         3.17 Disclosure.   Neither this Agreement nor any of the exhibits,
attachments, written statements, documents, certificates or other items prepared for or supplied to the Buyer by or on



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behalf of any Selling Party with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact known to any Selling Party necessary to make each statement contained herein or therein not misleading. There is no fact known to any Selling Party which any Selling Party has not disclosed to the Buyer in writing and of which any Selling Party or any of the Seller's officers, directors or executive employees is aware and which could reasonably be anticipated to have a material adverse effect upon the execution, delivery or performance of this Agreement or the agreements contemplated hereby or on the consummation of the transactions contemplated hereby and thereby.

         3.18 Activations.   To the best knowledge of each Selling Party, all
activations of radiotelephone service pursuant to the Customer Activation Agreements and all other activations of radiotelephone service reported by the Seller to Airtouch for payment pursuant to the Airtouch Agreement are good and collectible. All such activations are valid, genuine and subsisting, arise out of bona fide sales of radiotelephone service.

         3.19 Customer Activation Agreements. To the best knowledge of each Selling Party, each of the Customer Activation Agreements is valid and enforceable.

         3.20 Advertising Agreement. To the best knowledge of each Selling Party, the Advertising Agreement is valid and enforceable and contains the entire agreement of the parties thereto with respect to the subject matter thereof.

         3.21 Affidavit of Michael Weinstock. To the best knowledge of each Selling Party, the Affidavit of Michael Weinstock referred to in Section 2.3(h) is true and correct as of the date hereof.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         The Buyer hereby represents and warrants to the Seller as follows as of the Closing Date:

         4.1 Due Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with full corporate power and authority to carry on its business as it is now being conducted, and to own, operate and lease its properties and assets. The Buyer is duly qualified or licensed to transact business in good standing in every jurisdiction in which the conduct of its business or the ownership or lease of its properties requires it to be so qualified or licensed.

         4.2 Due Authorization. The Buyer has full corporate power and authority to enter into this Agreement and the agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Board of Directors of the Buyer and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement and all other agreements contemplated hereby to be entered into by the Buyer each constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.


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         4.3  No Violation.  The execution, delivery and performance by the
Buyer of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Buyer, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under, (c) result in the creation of any lien, security interest, encumbrance or charge upon the Buyer's capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligations under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any third party or court or governmental instrumentality pursuant to, the charter or bylaws of the Buyer, or, to the best knowledge of the Buyer, any applicable law, regulation, order, writ, statute, rule, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which the Buyer or any of its properties are subject. The Buyer has complied, in all material respects, with all applicable laws, regulations and orders in connection with the execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby.

         4.4 Brokerage. There are no brokerage commissions, finder's fees or similar compensation arrangements in connection with the transactions contemplated by this Agreement such as to give rise to any valid claim against the Buyer.

                                    ARTICLE 5
                                OTHER AGREEMENTS

         5.1 The Buyer to Make Records Available. After the Closing, the Buyer shall make available to the Seller as reasonably requested by the Seller or any taxing authority all information, records or documents relating to the Purchased Assets for all periods prior to Closing and shall preserve all such information, records and documents until two years after the Closing. Prior to destroying any records related to the Seller's business after the Closing Date, the Buyer shall notify the Seller of its intent to destroy such records, and the Buyer shall permit the Seller to retain any such records.

         5.2 Tax Allocation. The allocation of the Purchase Price to the Purchased Assets shall be as set forth in Schedule 5.2 hereto so as to comply with Section 1060 of the Internal Revenue Code of 1986, as amended.

         5.3 Employment Matters. The Buyer shall have the right, but not the duty, to offer employment to any or all of the employees currently or formerly employed by the Seller in the conduct of the Seller's business. The Buyer shall have no obligation in respect of, and assumes no responsibility for, accrued employment benefits of any kind claimed to belong or belonging to such employees (should there be any), including but not limited to pension or retirement benefits, stock, profit sharing, bonus or other incentive compensation plans, vacation pay, severance pay and benefits, payroll withholding, medical or dental plans or insurance plans.

         5.4. Non-Competition

              (a) General. Marc Greene agrees that for the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, he will not serve as or be a consultant to or employee, officer, agent, director or owner of more than three percent (3%) of



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another corporation, partnership or other entity which competes with the Buyer within a 75 mile radius of the City of Atlanta in the Buyer's Business. The term "Buyer's Business" shall mean the business of selling cellular or wireless communications services or products. Marc Greene further agrees that for the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, he (i) will not (x) solicit for employment, (y) endeavor in any way to entice away from employment with the Buyer, the Seller or their affiliates or (z) employ or contract with any employee of the Buyer or (for the purpose of competing with the Buyer in the Buyer's Business) the Seller or any of their affiliates who is an officer, a manager of any department, salesperson or any sub-agent, sub-contractor or other independent contractor of the Buyer or (for the purpose of competing with the Buyer in the Buyer's Business) the Seller or any of their affiliates, including, without limitation, any resellers of cellular or wireless communications services and (ii) will not solicit any person, corporation, partnership or other entity that is a customers of the Seller immediately prior to the Closing for the purpose of selling cellular or wireless communications services or products.

              (b) Non-Disclosure. Marc Greene hereby agrees that he shall, and shall cause his affiliates and their respective agents, accountants, legal counsel and other representatives and advisers (and shall use his best efforts to cause his employees), to hold in strict confidence all, and not divulge or disclose any, information concerning the Seller's trade secrets or the other information set forth under item (f) to Schedule 1.1 for the purpose of permitting such information to be used to compete with the Buyer in the Buyer's Business within a 75 mile radius of the City of Atlanta; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by any of the Selling Parties or any of their respective affiliates, employees, agents, accountants, legal counsel or other representatives or advisors (collectively, "Related Persons"), (ii) information that is or becomes available to the Selling Parties or any of their Related Persons after the Closing on a non-confidential basis prior to its disclosure by any of the Selling Parties or any of their Related Persons and (iii) information that is required to be disclosed by any of the Selling Parties or any of their Related Persons as a result of any applicable law, rule or regulation of any federal, state or local governmental authority; and provided, further, that the Selling Parties shall promptly notify the Buyer of any disclosure pursuant to clause
(iii) above.

              (c) Injunction. The parties hereto hereby acknowledge that a breach or violation by any of the Selling Parties or their Related Persons of any or all of the covenants and agreements contained in Section 5.4 may cause irreparable harm and damage to the Buyer in a monetary amount which may be virtually impossible to ascertain. As a result, each of the Selling Parties acknowledges and agrees that the Buyer shall be entitled to an injunction from any court of competent jurisdiction without having to post a bond and restraining any breach or violation of any or all of the covenants and agreements contained in Section 5.4 by the Selling Parties and/or their Related Persons, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies that the Buyer may possess hereunder, at law or in equity. Nothing contained in this
Section 5.4 shall be construed to prevent the Buyer from seeking and recovering from the Selling Parties damages sustained by it as a result of any breach or violation by any of them of any of the covenants or agreements contained in this
Section 5.4.




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         5.5  Confidential Documents.  No Selling Party shall retain any originals or copies of any of the following, whether written, printed or another form of hard copy, or in electronic or magnetic form or contained on a computer diskette or other similar media: (i) any of the Seller's customer lists; and
(ii) any product pricing materials relating to the Seller's business.

         5.6 Fees for Assignment of Leases. The Seller shall be liable for fees, if any, charged by the landlords in connection with the assignment of the Leases set forth under item (b) in Schedule 1.1 and for any fees related to any liabilities or obligations of the Seller (or any other person that is a party to the Lease) that arose or are otherwise asserted by reason of events, acts (or failure to act) or transactions occurring prior to the Closing Date.

         5.7  Bulk Sales.   The Buyer and the Selling Parties each hereby
acknowledge that the Selling Parties do not intend to comply with the Georgia Bulk Sales Act in connection with the execution, delivery and performance of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby. The Selling Parties, jointly and severally, shall indemnify and hold the Buyer harmless from any loss, liability or expense resulting from the Selling Parties' failure to comply therewith.

         5.8 Sublease of Seller's Principal Offices. The Buyer hereby agrees to sublease from the Seller the premises leased by Seller pursuant to that certain lease agreement dated as of October 24, 1995 by and between North Point Cellular, Inc. (d/b/a Peachtree Mobility) and 990 Holcomb Bridge Road Associates relating to the lease of Suite 2 in the building located at 990 Holcomb Bridge Road, Roswell, Fulton County, Georgia for a period of 90 days commencing on the Closing Date and to pay rent at the rate of $4,790 per month, which rent shall include all utilities. At the expiration of such 90-day period, the Buyer shall promptly vacate such premises. The Buyer and the Seller each hereby acknowledge and agree that whether or not such lease is so assigned, the Buyer shall be entitled to remove or otherwise dispose of the furniture, equipment and other contents of the leased premises that constitute the Purchases Assets purchased by the Buyer on the Closing Date.

         5.9 Claims of Shareholders. Each Shareholder hereby releases and gives up any and all claims that he has against the Purchased Assets, including, without limitation, those claims referred to in Schedule 5.9.

         5.10 Reimbursement. The Buyer shall promptly reimburse the Seller for any obligations of the Buyer after Closing that the Seller pays on behalf of the Buyer as agreed by the Buyer and Seller.

                                    ARTICLE 6
                                 INDEMNIFICATION

         6.1 Indemnification by the Seller. Each Selling Party agrees, jointly and severally, to indemnify and hold harmless the Buyer and its affiliates at all times against and in respect of all losses, liabilities, costs and expenses (including reasonable attorneys' fees) which arise out of or are based on (a) any taxes (federal, state or local) payable by the Seller or arising from the transactions contemplated hereby, (b) any breach of the representations, warranties, covenants or



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


agreements of the Selling Parties set forth in this Agreement and (c) any Excluded Liabilities. The Buyer shall promptly notify any one of the Selling Parties in writing of all matters which may give rise to the right to indemnification hereunder. The Selling Parties shall not, without the prior written consent of the Buyer, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Buyer is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Buyer from all liability arising out of such claim, action, suit or proceeding. The Buyer and the Selling Parties shall keep each other informed of all settlement negotiations with third parties and of the progress of any litigation with third parties. The Buyer and the Selling Parties shall permit each other reasonable access to books and records and otherwise cooperate with all reasonable requests of each other in connection with any matter or claim for indemnification by a third party.

         6.2 Indemnification by the Buyer. The Buyer agrees to indemnify and hold harmless the Seller at all times against and in respect of (i) all losses, liabilities, costs and expenses (including reasonable attorneys' fees) which are caused by any breach of the representations, warranties, covenants or agreements of the Buyer set forth in this Agreement and (ii) any liabilities that accrue after the Closing Date in connection with the operation of the Seller's business. The Seller shall promptly notify the Buyer in writing of all matters which may give rise to the right to indemnification hereunder, it being understood that if the Buyer does not receive notice of any matter known to the Seller and as to which the Seller is entitled to indemnification hereunder in time to contest the determination of any such liability which is susceptible to being successfully contested, the Buyer shall not be obligated to indemnify the Seller with respect thereto. The Buyer shall have the right with the consent of the Seller, which shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled, and to defend (without the consent of the Seller) through counsel of its own choosing, at its own expense, any action which may be brought by a third party in connection therewith; provided, however, that the Seller shall have the right to have its counsel participate fully in such defense at its own expense. The Buyer and the Seller shall keep each other informed of all settlement negotiations with third parties and of the progress of any litigation with third parties. The Buyer and the Seller shall permit each other reasonable access to books and records and otherwise cooperate with all reasonable requests of each other in connection with any matter or claim for indemnification by a third party.

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, that neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned or transferred, by operation of law or otherwise, by any Selling Party without the prior written consent of the Buyer.

         7.2 Survival. Any provision of this Agreement which contemplates the performance or existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

         7.3 Severability. Each of the provisions contained in this Agreement shall be severable, and the unenforceability of one shall not affect the enforceability of any others or of the remainder of this Agreement.

         7.4 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the transactions covered hereby, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof and is not intended to confer upon any other person any rights or remedies hereunder.

         7.5 Modification. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by all of the parties hereto.

         7.6 Waiver The failure of any party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall such party forfeit any rights to future enforcement thereof.

         7.7 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Georgia.

         7.8 The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

         7.9 More than one counterpart of this Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original.

         7.10 Remedies. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

         7.11 Attorneys' Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees, including attorneys' fees for any appeal, and the costs incurred in bringing such suit or proceeding.

         7.12 Each party hereto shall, at the request of any other party, execute and deliver to such other party all such further instruments, assignments, assurances and other documents as such other party may reasonably request in connection with the carrying out of this Agreement.

         7.13 Notices. All communications, notices and consents provided for herein shall be in writing and be given in person or by means of telex, telecopy or other wire transmission (with confirmation of receipt in a manner typical with respect to communications of that type) or by mail, and shall become effective (i) on delivery if given in person, (ii) on the date of transmission and confirmation of receipt if sent by telex, telecopy or other wire transmission, or (iii) four business days after being deposited in the mails, with proper postage for first-class registered or certified air mail, prepaid.

         Notices shall be addressed as follows:

         If to the Buyer, to:     Let's Talk Cellular of America, Inc.
                                  5200 N.W. 77th Court
                                  Miami, Florida  33166
                                  Attn:  Mr. Nick Molina and Mr. Brett Beveridge
                                  Fax:  (305) 477-1359

         with a copy to:          Greenberg, Traurig, Hoffman,
                                   Lipoff, Rosen & Quentel, P.A.
                                  1221 Brickell Avenue
                                  Miami, Florida 33131
                                  Attn:  Jorge L. Freeland, Esq.
                                  Fax:  (305) 579-0717

         If to the Seller, to:    Weinstock & Scavo, P.C.
                                  305 Piedmont Road, N.E.
                                  Suite 300
                                  Atlanta, Georgia 30305
                                  Attn:  Michael Weinstock
                                  Fax:    (404) 231-1618

provided, however, that if either party shall have designated a different address by notice to the other as provided herein, then to the last address so designated.

         7.14 Expenses. The Seller shall bear its own expenses, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby. The Buyer shall bear its own expenses, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby.


                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                     LET'S TALK CELLULAR OF AMERICA, INC.

                                     By:  /s/Brett Beveridge
                                        ------------------------
                                         Name:  Brett Beveridge
                                         Title: President


                                     NORTH POINT CELLULAR, INC.



                                     By:  /s/Marc Greene
                                        ------------------------
                                         Name:  Marc Greene
                                         Title: President

                                         /s/Michael Weinstock
                                        ------------------------
                                         Michael Weinstock

                                         /s/Marc Greene
                                        ------------------------
                                         Marc Greene


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